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                                                              EXHIBIT 10(i)(iii)

                         UST CORP. EMPLOYEE SAVINGS PLAN
                                SECOND AMENDMENT

WHEREAS, UST Corp. (the "Employer") maintains the UST Corp. Employee Savings Plan, (the "Plan") for the benefit of its eligible employees and their beneficiaries; and

WHEREAS, the Employer reserves the right to amend the Plan at any time;

NOW THEREFORE, Plan is hereby amended effective June 30, 1997 to merge the SBERA 401 (k) Plan Adopted by the Bank of Braintree into the Plan subject to the terms and conditions of the Plan as modified by the retained provisions set forth in Exhibit A, Special Provisions, Applicable to Former Participants of the SBERA 401 (k) Plan Adopted by the Bank of Braintree, which such Exhibit A is hereby incorporated and made a part of the Plan.

IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed by its duly elected officer this 30th day of June, 1997.

                                      UST CORP.

                                      By: /s/ Linda J. Lerner
                                          -------------------
Attest: /s/ Eric R. Fischer
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                                    EXHIBIT A

        SPECIAL PROVISIONS APPLICABLE TO FORMER PARTICIPANTS OF THE SBERA
                  401(K) PLAN ADOPTED BY THE BANK OF BRAINTREE

The following provisions shall be applicable to Participants who were formerly participants in the SBERA 401(k) Plan Adopted by The Bank of Braintree (Prior
Plan) with respect to their account balances (Merged Account or Merged Account Balances) under the Prior Plan that was merged into the UST Corp. Employee Savings Plan effective June 30, 1997.

1. "MERGED ACCOUNT OR MERGED ACCOUNT BALANCE" shall mean the Participant's total account balance under the Prior Plan as of June 30, 1997, plus any investment earnings (or losses) on such account subsequent to such date and up to the date of distribution.

2. With respect to each Participant's Merged Account Balance the following provisions shall also apply in addition to the provisions set forth in the Plan with regard to options upon distribution:

          AUTOMATIC ANNUITY The Participant's Merged Account will be applied to purchase a Qualified Joint & Survivor Annuity for a married Participant. If the Participant is not married the Participant's Merged Account will be applied to purchase a life annuity. In the 90 day period prior to his annuity starting date the Participant may make a Qualified Election to receive an alternative distribution. A Participant may elect to have such annuity distributed upon the attainment of the Participant's Earliest Retirement Age. A deceased Participant's Merged Account will be paid as a death benefit to the surviving Spouse or Beneficiary. Unless an Optional form of benefit within the Election Period pursuant to a Qualified Election has been selected, the surviving Spouse may elect distribution of the automatic pension within a reasonable period after the Participant's death.

          NOTICE a) In the case of a Qualified Joint & Survivor Annuity notice shall be provided not less than 30 days or more than 90 days prior to the annuity starting date and in the case of a Qualified Preretirement Survivor Annuity the later of the following periods that ends last: i) the PERIOD BEGINNING THE FIRST DAY OF the Plan Year the Participant attains age 32 and ending the last day of the Plan Year preceding the Plan Year the Participant attains age 35 or ii) the period beginning one year prior to and ending one year after the date the Employee becomes a Participant or iii) the period one year before and ending one year after this section first applies to the Participant or iv) the period beginning one year prior to and ending one year after this section ceased to apply to the Participant. Notice shall be provided within the period beginning one year prior to and ending one year following the date employment terminates for a Participant who has not attained age 35. If such Participant is reemployed the applicable period shall be redetermined. A Participant may elect, with appropriate spousal consent, to waive the requirement that the written notice be provided at least 30 days prior to the annuity starting date provided such distribution commences more than 7 days after the notice is provided.



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SBERA Exhibit A
6/30/97
Page 2

          b) Notwithstanding this section, the respective notices prescribed by this section need not be given to a Participant if the Plan fully subsidizes the costs of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity and the Plan does not allow the Participant to waive the Qualified Joint and Survivor Annuity or the Qualified Preretirement Survivor Annuity and does not allow a married Participant to designate a non-Spouse Beneficiary.

          The notice will be written and will inform the Participant that his vested Merged Account Balance will be paid as a Qualified Joint & Survivor Annuity unless an alternate distribution method is selected in a Qualified Election.

          The notice will include an explanation of the terms and conditions of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity, the effect of an Election to waive the Qualified Joint and Survivor Annuity, the Spouse's right regarding the required consent, the right to make and the effect of revoking an Election, and a statement of any benefits which may be forfeitable for any reason including death.

          If a Participant elects to receive distribution in one sum or in a series of sums which may constitute a lump sum distribution, the Plan Administrator will furnish notice using a format provided by the Secretary of Treasury explaining that the distribution is not taxable currently to the extent transferred to another qualified Plan or individual retirement account or individual retirement annuity within 60 days after the date of its receipt and that the 60 day period begins when the last distribution is made, and 10 or 5 year income averaging and/or capital gains income tax provisions may apply.

          "ELECTION" means a written instrument executed by a Participant and filed with the Plan Administrator on or before its effective date, exercising one or more rights under this Plan.

          "ELECTION PERIOD" means the period beginning on the first day of the Plan Year in which the Participant attains age 35 and ending on the date of his death. If a Participant separates from service prior to the first day of the Plan Year in which he is 35, the Election Period shall begin on the date his employment terminates. A Participant may make a special Qualified Election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of such Election and ending on the first day of the Plan Year in which he attains age 35 provided that the Participant has received a written explanation of the Qualified Preretirement Survivor Annuity stating that such coverage will be reinstated as of the first day of the Plan Year in which he attains age 35. Any new waiver on or after such date shall be subject to the full extent of this Article.

          "EARLIEST RETIREMENT AGE" means the date on which the Participant can elect to receive retirement benefits.

          "QUALIFIED ELECTION" means a waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity neither of which shall be effective unless: the Spouse gives written consent to the Election; the Election designates a specific Beneficiary



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SBERA Exhibit A
 6/30/97
 Page 3

          or Beneficiaries or contingent Beneficiaries, which may not be changed without spousal consent unless the Spouse has permitted the Participant to change designations without further consent; the Spouse's consent acknowledges the effect of the Election; and the Spouse's consent is witnessed by a Plan representative or Notary Public. If it is established to the satisfaction of a Plan representative that written consent may not be obtained because there is no Spouse or the Spouse cannot be located, a waiver will be deemed a Qualified Election.

          "QUALIFIED JOINT AND SURVIVOR ANNUITY" means the actuarial equivalent of a straight life annuity paid to the Participant and his spouse for their joint lives and reduced by 50% at the first death.

          "QUALIFIED PRERETIREMENT SURVIVOR ANNUITY" means a straight life annuity paid to the Participant's spouse by applying the Participant's Merged Account Balance to the purchase of such an annuity.

          Consent, or the deemed consent of a Spouse shall be effective only with respect to such Spouse. Consent that permits designations by the Participant without requirement of further consent by such Spouse shall acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit, and that the Spouse voluntarily elects to relinquish either or both such rights. A Participant may revoke a waiver without Spouse consent at any time before benefits commence without limit. Consent shall not be valid unless the Participant has received Notice under this section.

          Subject to the above limitations, distributions may also be made over one of the following periods.

          a) the life of the Participant, or the life of the Participant and the life of the Designated Beneficiary; and

          b) the period contains not greater than the Participant's life expectancy or the joint and last survivor life expectancy of the Participant and his or her Beneficiary.

          Distributions based on a life contingency or period certain will be made by applying the Participant's Merged Account to purchase a non-transferable annuity from an insurance company to provide the benefit for the Participant.

3. With respect to each Participant's Merged Account Balance, the following provisions shall also apply with respect to hardship distributions.

          HARDSHIP DISTRIBUTION Distribution of Before-Tax Contributions (and earnings thereon accrued as of December 31, 1988) out of a Participant's Merged Account Balance may be made to a Participant in the event of hardship. For the purposes of this SECTION, HARDSHIP is defined as an immediate and heavy financial need of the Employee where such Employee lacks other available resources. Hardship Distributions are subject to the spousal consent requirements contained in IRC 401
          (a)(11)and 417.



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SBERA Exhibit A
6/30/97
Page 4

          The following are the only financial needs considered immediate and heavy: funeral expenses of an immediate family member, deductible medical expenses (within the meaning of IRC 213(d)) of the Employee, the Employee's spouse, children, or dependents; the purchase (excluding mortgage payments) of a principal residence for the Employee; payment of tuition for the next quarter or semester of post-secondary education for the Employee, the Employee's spouse, children or dependents; or the need to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee's principal residence, including any federal, state or local taxes or penalties reasonably expected to result from the distribution.

          A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if:

          a) The Employee has obtained all distributions, other than Hardship Distributions, and all non-taxable loans under all Plans maintained by the Employer;

          b) All Plans maintained by the Employer provide that the Employee's Before-Tax Contributions (and employee contributions) will be suspended for twelve months after the receipt of the Hardship Distribution;

          c) The distribution is not in excess of the amount of an immediate and heavy financial need; and

          d) All Plans maintained by the Employer provide that the Employee may not make BeforeTax Contributions for the Employee's taxable year immediately following the taxable year of the Hardship Distribution in excess of the applicable limit under IRC 402(g) for such taxable year less the amount of such Employee's Before-Tax Contributions for the taxable year of the Hardship Distribution.